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          As filed with the Securities and Exchange Commission on July 30, 1997.
                                              Registration No. 333-_____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                          ----------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                          MEDICAL GRAPHICS CORPORATION
             (Exact name of registrant as specified in its charter)
           MINNESOTA                                        41-1316712
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)
                              350 OAK GROVE PARKWAY
                          SAINT PAUL, MINNESOTA  55127
              (Address of Principal Executive Offices and zip code)
                          ----------------------------

                          MEDICAL GRAPHICS CORPORATION
                             1987 STOCK OPTION PLAN
                            (Full title of the Plan)
                          ----------------------------
                                                  Copy to:
     Glenn D. Taylor, President                   Thomas G. Lovett, IV
     Medical Graphics Corporation                 Lindquist & Vennum P.L.L.P.
     350 Oak Grove Parkway                        4200 IDS Center
     Saint Paul, Minnesota 55127                  Minneapolis, MN  55402
     (612) 484-4874                               (612) 371-3270
     (Name, address and telephone
      number, including area code,
      of agent for service)

                              --------------------

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                         Proposed     Proposed
Title of                                  Maximum      Maximum
Securities                Amount          Offering     Aggregate     Amount of
to be                     to be            Price       Offering     Registration
Registered             Registered        Per Share       Price          Fee
-------------------------------------------------------------------------------
Common Stock,        400,000 shares      $3.875(1)    $1,550,000(1)    $469.70
$.05 par value,
to be issued pursuant
to Medical Graphics Corporation
1987 Stock Option Plan
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on July 23, 1997.



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        INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT BY REFERENCE

     Registration Statements on Form S-8 (File Nos. 33-15765, 33-47993, and 333-14295) were filed with the Securities and Exchange Commission covering the registration of shares authorized for issuance under the Plan. The above Registration Statements covering 500,000 shares are currently in effect. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 400,000 shares authorized for issuance under the Plan. This Registration Statement should also be considered a post-effective amendment to the preiviously filed Registration Statements. The contents of the previously filed Registration Statements are incorporated herein by reference.

                                     PART I

     Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 1996, as amended by Amendment No. 1 on Form 10-KSB/A.

     (b) The Quarterly Report of the Company on Form 10-QSB for the quarter ended March 31, 1997.

     (c) The Definitive Proxy Statement dated May 2, 1997 for the Annual Meeting of Shareholders held on May 22, 1997.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

The current description of the Company's Common Stock is as follows:

     COMMON STOCK. The Company has one class of capital stock, Common Stock, $.05 par value, of which the Company is authorized to issue 10,000,000 shares. No share of stock is entitled to preference over any other share, and each share is equal to any other share in all respects. Holders are entitled to one vote for each share held of record at each meeting of shareholders. In any distribution of capital assets, whether voluntary or involuntary, holders are entitled to receive pro rata the assets remaining after creditors have been paid in full. Holders of stock have no preemptive rights. The outstanding shares are, and the stock offered hereby upon payment therefore will be, fully paid and nonassessable.


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     CUMULATIVE VOTING.  There is no cumulative voting for the election of directors. Accordingly, the owners of a majority of shares of Common Stock outstanding may elect all of the directors, if they choose to do so, and the owners of the balance of such shares will not be able to elect any directors.

     DIVIDEND POLICY. The Company has adopted the policy of retaining all of its earnings to finance the growth of its business and, accordingly, does not anticipate payment of any dividends in the foreseeable future.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation provide that a director is not liable to the Company or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date such indemnification provision became effective. Provisions regarding indemnification of officers and directors of the Company are also contained in
Section 45 of the Company's Bylaws.

     Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes,
Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organization, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

     In addition, the Company has entered into indemnification agreements with each of its directors and officers, which agreements provide for indemnification to the full extent permitted by Minnesota law.


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ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.  (Filed electronically herewith)

     EXHIBIT

     4.1  Medical Graphics Corporation 1987 Stock Option Plan, as amended
     5.1  Opinion of Lindquist & Vennum P.L.L.P
     23.1 Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)
     23.2 Consent of Deloitte & Touche LLP
     23.3 Consent of Ernst & Young LLP
     24.1 Power of Attorney (included on signature page)


ITEM 9. UNDERTAKINGS.

(a)  The Company hereby undertakes to:

     (1) File, during any period in which offers or sells securities, a post-effective amendment to this registration statement to:

              (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered


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therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on July 22, 1997.

                              MEDICAL GRAPHICS CORPORATION


                              By     \s\ Glenn D. Taylor
                                  ------------------------------------
                                   Glenn D. Taylor, President and
                                   Chief Executive Officer

                                POWER OF ATTORNEY

     The undersigned officers and directors of Medical Graphics Corporation hereby constitute and appoint Glenn D. Taylor and Mark W. Sheffert, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on the date and in the capacities indicated.

Signature

   \s\ Glenn D. Taylor                            Dated: July 22, 1997
------------------------------------------
Glenn D. Taylor, President,
Chief Executive Officer
(Principal Executive Officer) and Director

   \s\ Dale H. Johnson                            Dated: July 22, 1997
------------------------------------------
Dale H. Johnson, Chief Financial
Officer (Principal Financial
Officer)

   \s\ Mark W. Sheffert                           Dated: July 22, 1997
------------------------------------------
Mark W. Sheffert, Chairman

   \s\ Anthony J. Adducci                         Dated: July 22, 1997
------------------------------------------
Anthony J. Adducci, Director


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   \s\ Gerald T. Knight                           Dated: July 22, 1997
------------------------------------------
Gerald T. Knight, Director

   \s\ W. Edward McConaghay                       Dated: July 22, 1997
------------------------------------------
W. Edward McConaghay, Director

   \s\ Donald C. Wegmiller                        Dated: July 22, 1997
------------------------------------------
Donald C. Wegmiller, Director

   \s\ John C. Penn                               Dated: July 22, 1997
------------------------------------------
John C. Penn, Director

   \s\ John D. Wunsch                             Dated: July 22, 1997
------------------------------------------
John D. Wunsch, Director


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